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                                                                      Exhibit 21

                         BORLAND INTERNATIONAL, INC.

                         SUBSIDIARIES OF REGISTRANT


                      Name                                                 Jurisdiction of Incorporation
BORLAND INTERNATIONAL (AUSTRALIA) PTY, LTD.                                Australia
BORLAND CANADA SOFTWARE, INC.                                              Canada
BORLAND INTERNATIONAL (UK) LIMITED                                         United Kingdom
BORLAND INTERNATIONAL (FRANCE), SARL                                       France
BORLAND GMBH                                                               Germany
BORLAND (HONG KONG) LTD.                                                   Hong Kong
BORLAND COMPANY, LTD.                                                      Japan
BORLAND INTERNATIONAL, B.V.                                                Netherlands
BORLAND TECHNOLOGIES (SINGAPORE) PTE., LTD.                                Singapore
BORLAND TECHNOLOGY, INC.                                                   Delaware
OPEN ENVIRONMENT CORPORATION                                               Delaware
INTERBASE SOFTWARE CORPORATION                                             Delaware
OPEN ENVIRONMENT AUSTRALIA PTY., LTD.                                      Australia
OPEN ENVIRONMENT U.K., LTD.                                                United Kingdom
OPEN ENVIRONMENT EUROPE LTD.                                               United Kingdom
iO SOFTWARE GMBH                                                           Germany
VISIGENIC SOFTWARE, INC.                                                   Delaware

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